EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-267260, 333-203205, and 333-258974 on Form F-3 and Registration Statement No. 333-213344 on Form S-8 of our report dated March 24, 2023, relating to the financial statements of Ardmore Shipping Corporation and the effectiveness of Ardmore Shipping Corporation’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

New York, New York

March 24, 2023